Exhibit 21.1

LIST OF SUBSIDIARIES OF REGISTRANT

SENSEI BIOTHERAPEUTICS, INC.

A DELAWARE CORPORATION

Subsidiaries	Jurisdiction
Panacea Pharmaceuticals, Inc.	Maryland

Alvaxa Biosciences, Inc.	Delaware